UNITED STATES

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Linkhome holdings inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	93-4316797
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Executive Circle, Suite 100 Irvine, CA 92614	92614
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-280379
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends and restates in its entirety the information set forth in the Registration Statement on Form 8-A previously filed by Linkhome Holdings Inc. (the “Company”) with the Securities and Exchange Commission on May 14, 2025.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby is the common stock of the Company. The description of the common stock contained under the heading “Description of Capital Stock” in the registration statement initially filed with the SEC on June 21, 2024, as amended from time to time (File No. 333-280379) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINKHOME HOLDINGS inc.
Date: July 23, 2025
	By:	/s/ Zhen Qin
Zhen Qin
Chief Executive Officer

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